Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the use in this Registration Statement of Index Oil and Gas Inc., of our reports relating to the proved oil and gas reserves of Index Oil and Gas Inc., to the use of the information derived from such reports, to the reference of our firm as an expert and to all other references of our firm included in this Registration Statement on Form SB-2.

ANCELL ENERGY CONSULTING, INC.

By:	/s/ Kevin L. Ancell P.E.
Kevin L. Ancell
Professional Engineer
Houston, Texas
February 5, 2007